Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-1 of our report dated June 7, 2024, relating to the financial statements of EQV Ventures Acquisition Corp. as of April 22, 2024 and for the period from April 15, 2024 (inception) through April 22, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

July 24, 2024